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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MEDICALCONTROL, INC.

                                January 23, 2001

         Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), MedicalControl, Inc., a corporation organized and existing under and by virtue of the DGCL (the "Corporation"), does hereby certify:

         1. That the Board of Directors of the Corporation adopted a resolution setting forth and declaring advisable that the Corporation's Restated Certificate of Incorporation, as amended, be amended by this Certificate of Amendment to the Restated Certificate of Incorporation of MedicalControl, Inc. (this "Certificate of Amendment").

         2. That thereafter the holders of a majority of the stock entitled to vote thereon voted in favor of the amendment proposed by the Board of Directors and set out in this Certificate of Amendment.

         3. That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL, and that, effective upon the filing of this Certificate of Amendment, Article I of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

         The name of the corporation is AVIDYN, Inc. (the "Corporation").

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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed as the day first written above.

                                       MEDICALCONTROL, INC.



                                       By: /s/ J. Ward Hunt
                                           ----------------------------------
                                       Name:   J. Ward Hunt, President and
                                               Chief Executive Officer

ATTEST:



By:       /s/ Stephanie L. McVay
          -------------------------------------
          Stephanie L. McVay, Secretary